Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information contact: James C. Hagan, President & CEO Leo R. Sagan, Jr., CFO 413-568-1911

Westfield Financial, Inc. Reports Results for the Quarter and Six Months Ended June 30, 2010, and Announces a 20% Increase in Dividend

Westfield, Massachusetts, July 21, 2010:  Westfield Financial, Inc. (the “Company”) (NASDAQ:WFD), the holding company for Westfield Bank (the “Bank”), reported a net loss of $(386,000) or $(0.01) per diluted share, for the quarter ended June 30, 2010, compared to net income of $1.1 million, or $0.04 per diluted share, for the same period in 2009.  For the six months ended June 30, 2010, net income was $1.0 million or $0.03 per diluted share, compared to $2.3 million or $0.08 per diluted share for the same period in 2009.

The decrease in earnings was mainly the result of a $3.5 million increase in the provision for loan losses to $4.1 million for the three months ended June 30, 2010, compared to $590,000 for the same period in 2009.  The provision for loan losses increased $2.9 million to $4.6 million for the six months ended June 30, 2010, compared to $1.7 million in the same period in 2009.  The increase in the provision for loan losses was primarily due to the reserve for and subsequent charge-off of $3.6 million on a single commercial real estate loan.

Net interest income decreased $382,000 to $7.4 million for the three months ended June 30, 2010, compared to $7.8 million for the same period in 2009.  The net interest margin, on a tax-equivalent basis, was 2.70% for the three months ended June 30, 2010, compared to 3.00% for the same period in 2009.  For the six months ended June 30, 2010, net interest income decreased $710,000 to $15.1 million, compared to $15.8 million for the same period in 2009.  The net interest margin, on a tax-equivalent basis, was 2.79% and 3.11% for the six months ended June 30, 2010 and 2009, respectively.  The margin decreased because the yield on interest-earning assets decreased more than the cost of interest-bearing liabilities.  Westfield Financial experienced larger than normal amortization on its investment securities, particularly in the first quarter of 2010, which decreased the yield on securities.

For the three months ended June 30, 2010, noninterest expense decreased $1.1 million to $5.9 million, compared to $7.0 million for the same period in 2009.  For the six months ended June 30, 2010, noninterest expense decreased $1.1 million to $12.3 million, compared to $13.4 million for the same period in 2009.  The decrease in noninterest expense was primarily the result of decreases in FDIC insurance expense and salaries and benefits.

FDIC insurance expense decreased $523,000 to $168,000 for the three months ended June 30, 2010 from $691,000 for the same period in 2009.  The FDIC insurance expense decreased $516,000 to $332,000 for the six months ended June 30, 2010 from $848,000 for the same period in 2009.  Both the 2009 periods included the accrual for a special assessment that was imposed upon all banks at June 30, 2009, which for Westfield Bank amounted to $453,000.

Salaries and benefits decreased $442,000 to $3.4 million for the three months ended June 30, 2010 from $3.9 million for the same period in 2009.  Salaries and benefits decreased $749,000 to $7.2 million for the six months ended June 30, 2010 from $8.0 million for the same period in 2009.

Noninterest income increased $908,000 to $2.0 million for the three months ended June 30, 2010, compared to $1.1 million for the same period in 2009.  For the six months ended June 30, 2010, noninterest income increased $712,000 to $2.9 million, compared to $2.2 million for the same period in 2009.  The increase was primarily the result of an increase in net gains on the sale of securities of $1.0 million and $1.1 million for the three and six months ended June 30, 2010, respectively.

Balance Sheet Growth

Total assets were $1.2 billion at June 30, 2010, which represents an increase of $43.5 million from December 31, 2009.  Securities increased $57.4 million to $681.9 million at June 30, 2010 from $624.5 million at December 31, 2009.  The increase in investment securities was the result of reinvesting funds from deposits, short-term borrowings and long-term debt as discussed below.

Exhibit 99.1

Net loans increased by $919,000 to $470.1 million at June 30, 2010 from $469.1 million at December 31, 2009.  Residential real estate loans increased $11.4 million to $110.5 million at June 30, 2010 from $99.1 million at December 31, 2009.  Commercial real estate loans decreased $9.8 million to $219.3 million at June 30, 2010 from $229.1 at December 31, 2009.

Total deposits increased $22.2 million to $670.2 million at June 30, 2010 from $648.0 million at December 31, 2009.  The increase in deposits was due to increases in savings accounts and checking accounts.  Regular savings accounts increased $16.5 million to $121.2 million, primarily due to an account which pays a higher interest rate than comparable products. Checking accounts increased $8.1 million to $158.6 million.  The increases were primarily in noninterest-bearing checking accounts. These increases were partially offset by a $1.4 million decrease in time deposits which were $341.2 million at June 30, 2010.

Short-term borrowings and long-term debt increased $28.8 million to $317.1 million at June 30, 2010.  This was primarily due to an increase of $32.5 million in Federal Home Loan Bank borrowings.  Current interest rates permit Westfield Financial to earn a more advantageous spread by borrowing funds and reinvesting in loans and securities.

Shareholders’ equity at June 30, 2010 and December 31, 2009 was $239.6 million and $247.3 million, respectively, which represented 19.4% of total assets as of June 30, 2010 and 20.8% of total assets as of December 31, 2009.  The decrease in shareholders’ equity is comprised of the repurchase of 588,848 shares for $4.9 million related to the stock repurchase plan, and dividends amounting to $7.0 million.  This was partially offset by a $1.8 million increase in other comprehensive income, net income of $1.0 million and $1.4 million related to the accrual of share-based compensation.

As previously reported, the Board of Directors voted to authorize the commencement of a repurchase program on January 22, 2008 authorizing the Company to repurchase up to 3,194,000 shares, or ten percent of its outstanding shares of common stock.  This program was completed during the second quarter of 2010.   On May 25, 2010, the Board of Directors voted to authorize the commencement of a second repurchase program, authorizing the repurchase of an additional 2,924,367 shares, or ten percent of its outstanding shares of common stock.  There were no shares purchased under the second repurchase program at June 30, 2010.

Credit Quality

The allowance for loan losses was $7.8 million at June 30, 2010, and $7.6 million at December 31, 2009.  This represents 1.64% of total loans at June 30, 2010, and 1.60% of total loans at December 31, 2009.  At these levels, the allowance for loan losses as a percentage of nonperforming loans was 106% at June 30, 2010 and 140% at December 31, 2009.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009
	(In thousands)
Balance, beginning of period	$7,551	$7,645	$7,276
Provision	4,120	500	590
Charge-offs	(3,861)	(616)	(540)
Recoveries	17	22	11

Balance, end of period	$7,827	$7,551	$7,337

Exhibit 99.1

Nonperforming loans increased $1.9 million to $7.4 million at June 30, 2010, compared to $5.5 million at December 31, 2009.  This represented 1.55% of total loans at June 30, 2010 and 1.15% of total loans at December 31, 2009.  Nonperforming loans are primarily made up of three commercial relationships totaling $6.7 million.

Charge-offs were $3.9 million for the quarter ended June 30, 2010.  This was primarily due to the charge-off of $3.6 million on a single commercial real estate loan.  The remaining balance on this loan was $3.6 million at June 30, 2010.

Loans delinquent 30 – 89 days increased $16.1 million to $18.1 million at June 30, 2010 from $2.0 million at December 31, 2009.  This was primarily due to a single commercial real estate relationship of $15.0 million in the hotel and lodging industry.  Severe winter storms along the eastern seaboard in the first quarter of 2010 curtailed business travel, and as a result, hotel occupancy was negatively impacted.  Management has assessed the value of the property and found it is sufficient to cover the loan and no impairment has been recorded for this relationship.  Management will continue to closely monitor this relationship.  There are no loans 90 or more days past due and still accruing interest.

Dividend Declaration

James C. Hagan, Chief Executive Officer stated, “On July 20, 2010, the Board of Directors declared a regular cash dividend of $0.06 per share.  This represents a 20% increase in our regular quarterly dividend and is payable on August 18, 2010 to all shareholders of record on August 4, 2010.”

About Westfield Financial, Inc.

Westfield Financial, Inc. is the holding company for Westfield Bank, which is headquartered in Westfield, Massachusetts and operates through 11 banking offices in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts.  The Bank’s deposits are insured by the Federal Deposit Insurance Corporation.

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Westfield Financial Corporation.  The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  These forward- looking statements involve certain risks and uncertainties.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the risks set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in subsequent filings with the Securities and Exchange Commission.   The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Exhibit 99.1

WESTFIELD FINANCIAL, INC. and SUBSIDIARIES
Consolidated Statements of Operations and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
INTEREST AND DIVIDEND INCOME:
Loans	$6,132	$6,460	$12,298	$12,919
Securities	5,461	6,511	11,249	13,151
Federal funds sold, interest-bearing deposits and other short-term investments	2	4	3	8
Total interest and dividend income	11,595	12,975	23,550	26,078

INTEREST EXPENSE:
Deposits	2,495	3,290	5,109	6,565
Long-term debt	1,600	1,791	3,186	3,493
Short-term borrowings	76	88	139	194
Total interest expense	4,171	5,169	8,434	10,252

Net interest and dividend income	7,424	7,806	15,116	15,826

PROVISION FOR LOAN LOSSES	4,120	590	4,620	1,740

Net interest and dividend income after provision for loan losses	3,304	7,216	10,496	14,086

NONINTEREST INCOME:
Total other-than-temporary impairment losses on securities	-	-	(1,071)	-
Portion of other-than-temporary impairment losses recognized in accumulated other comprehensive loss	-	-	971	-
Net other-than-temporary impairment losses recognized in income	-	-	(100)	-
Service charges and fees	492	735	984	1,444
Income from bank-owned life insurance	368	363	726	714
Loss on prepayment of borrowings	-	(142)	-	(142)
Gain on sales of securities, net	1,132	122	1,317	208
Loss on disposal of premises and equipment, net	-	-	-	(8)
(Loss) gain on sale of other real estate owned	(6)	-	1	-
Total noninterest income	1,986	1,078	2,928	2,216

NONINTEREST EXPENSE:
Salaries and employees benefits	3,434	3,876	7,234	7,983
Occupancy	636	667	1,296	1,316
Data processing	497	421	982	857
Professional fees	443	518	867	920
FDIC insurance	168	691	332	848
OREO expense	21	38	264	38
Other	724	796	1,326	1,454
Total noninterest expense	5,923	7,007	12,301	13,416

(LOSS) INCOME BEFORE INCOME TAXES	(633)	1,287	1,123	2,886

INCOME TAX (BENEFIT) PROVISION	(247)	214	155	607
NET (LOSS) INCOME	$(386)	$1,073	$968	$2,279

Basic (loss) earnings per share	$(0.01)	$0.04	$0.03	$0.08

Weighted average shares outstanding	27,970,840	29,554,551	28,078,326	29,619,760

Diluted (loss) earnings per share	$(0.01)	$0.04	$0.03	$0.08

Weighted average diluted shares outstanding	27,970,840	29,815,832	28,334,136	29,892,867

Other Data:

Return on average assets (1)	(0.13)%	0.38%	0.16%	0.41%

Return on average equity (1)	(0.64)%	1.66%	0.80%	1.77%

(1)	Three and six months results have been annualized.

Exhibit 99.1

WESTFIELD FINANCIAL, INC. and SUBSIDIARIES
Consolidated Balance Sheets and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	June 30,	December 31,
	2010	2009
Cash and cash equivalents	$15,995	$28,719

Securities held to maturity, at cost	299,921	295,011
Securities available for sale, at fair value	369,948	319,121
Federal Home Loan Bank of Boston and other restricted stock - at cost	12,036	10,339

Loans	477,895	476,794
Allowance for loan losses	7,827	7,645
Net loans	470,068	469,149

Bank-owned life insurance	38,606	37,880

Other real estate owned	328	1,662

Other assets	28,046	29,529

TOTAL ASSETS	$1,234,948	$1,191,410

Total deposits	$670,190	$647,975

Short-term borrowings	90,716	74,499
Long-term debt	226,408	213,845
Other liabilities	7,995	7,792

TOTAL LIABILITIES	995,309	944,111

TOTAL SHAREHOLDERS’ EQUITY	239,639	247,299

TOAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,234,948	$1,191,410

Book value per share	$8.19	$8.29

Other Data:

30 – 89 day delinquent loans	$18,070	$2,002

Nonperforming loans	7,419	5,470

Nonperforming loans as a percentage of total loans	1.55%	1.15%

Nonperforming assets as a percentage of total assets	0.63%	0.60%

Allowance for loan losses as a percentage of nonperforming loans	105.50%	139.76%

Allowance for loan losses as a percentage of total loans	1.64%	1.60%

Exhibit 99.1

The following tables set forth the information relating to our average balance at, and net interest income for, the three and six months ended June 30, 2010 and 2009, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended June 30,
	2010				2009
	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets:
Loans(1)(2)	$471,510	$6,166	5.23%		$475,148	$6,488	5.46%
Securities(2)	642,372	5,602	3.49		568,521	6,630	4.66
Short-term investments(3)	14,018	2	0.06		20,760	4	0.08
Total interest-earning assets	1,127,900	11,770	4.17		1,064,429	13,122	4.93
Total noninterest-earning assets	79,236				72,380

Total assets	$1,207,136				$1,136,809

LIABILITIES AND EQUITY:
Interest-bearing liabilities:
NOW accounts	$73,813	227	1.23		$64,771	326	2.01
Savings accounts	117,805	225	0.76		80,531	235	1.17
Money market deposit accounts	48,494	89	0.73		53,870	127	0.94
Time certificates of deposit	343,344	1,954	2.28		335,403	2,602	3.10
Total interest-bearing deposits	583,456	2,495			534,575	3,290
Short-term borrowings and long-term debt	289,158	1,676	2.32		249,351	1,879	3.01
Interest-bearing liabilities	872,614	4,171	1.91		783,926	5,169	2.64
Noninterest-bearing deposits	83,015				80,865
Other noninterest-bearing liabilities	8,918				12,233
Total noninterest-bearing liabilities	91,933				93,098

Total liabilities	964,547				877,024
Total equity	242,589				259,785
Total liabilities and equity	$1,207,136				$1,136,809
Less: Tax-equivalent adjustment(2)		(175)				(147)
Net interest and dividend income		$7,424				$7,806
Net interest rate spread(4)			2.26%				2.29%
Net interest margin(5)			2.70%				3.00%
Ratio of average interest-earning
assets to average interest-bearing liabilities			129.3	X			135.8	X

Exhibit 99.1

	Six Months Ended June 30,
	2010				2009
	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets:
Loans(1)(2)	$471,320	$12,365	5.25%		$474,910	$12,962	5.46%
Securities(2)	631,861	11,530	3.65		551,287	13,385	4.86
Short-term investments(3)	15,518	3	0.04		19,630	8	0.08
Total interest-earning assets	1,118,699	23,898	4.27		1,045,827	26,355	5.04
Total noninterest-earning assets	80,120				71,799

Total assets	$1,198,819				$1,117,626

LIABILITIES AND EQUITY:
Interest-bearing liabilities:
NOW accounts	$72,663	459	1.26		$60,730	576	1.90
Savings accounts	114,276	455	0.80		76,362	427	1.12
Money market deposit accounts	48,837	179	0.73		54,730	256	0.94
Time certificates of deposit	343,865	4,016	2.34		332,779	5,306	3.19
Total interest-bearing deposits	579,641	5,109			524,601	6,565
Short-term borrowings and long-term debt	284,614	3,325	2.34		242,330	3,687	3.04
Interest-bearing liabilities	864,255	8,434	1.95		766,931	10,252	2.67
Noninterest-bearing deposits	81,440				78,745
Other noninterest-bearing liabilities	8,512				11,603
Total noninterest-bearing liabilities	89,952				90,348

Total liabilities	954,207				857,279
Total equity	244,612				260,347
Total liabilities and equity	$1,198,819				$1,117,626
Less: Tax-equivalent adjustment(2)		(348)				(277)
Net interest and dividend income		$15,116				$15,826
Net interest rate spread(4)			2.32%				2.37%
Net interest margin(5)			2.79%				3.11%
Ratio of average interest-earning
assets to average interest-bearing liabilities			129.4	X			136.4	X

(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)
Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%.  The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.

(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.